Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-165754) and Form S-8 (No. 333-147186) of Navios Maritime Holdings Inc. of our report of Navios Maritime Partners L.P. dated March 7, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

March 28, 2012